Contact: Kleyton Parkhurst, SVP
ePlus inc.
kparkhurst@eplus.com
703-984-8150

ePlus Reports Fourth Quarter and Fiscal Year 2011 Results

HERNDON, VA – June 8, 2011 – ePlus inc. (Nasdaq NGM: PLUS – news), a leading provider of technology solutions, today announced financial results for its fourth quarter and year ended March 31, 2011.  For the year, revenues totaled $863.0 million, an increase of $186.2 million or 27.5%, compared to $676.9 million for the year ended March 31, 2010.  Net earnings increased 86.2% to $23.7 million or $2.82 per diluted share, as compared to $12.7 million, or $1.50 per diluted share in the prior year, which included a pre-tax non-cash goodwill impairment charge of $4.0 million.  For the quarter, revenues totaled $211.0 million, an increase of $34.6 million or 19.6%, as compared to $176.4 million for the quarter ended March 31, 2010.  Net earnings were $3.6 million and fully diluted earnings per share were $0.42, as compared to $3.5 million and $0.42 per diluted share, respectively, for the quarter ended March 31, 2010.

“We ended our fiscal year on a strong note with increased revenues in the fourth quarter as compared to the prior year,” said Phillip G. Norton, Chairman, President and Chief Executive Officer.  “Demand for IT equipment and services rebounded in our fiscal year 2011, and we are continuing to attract new customers, build compelling integrated solutions, and expand business with existing customers through our sales organization and demand generation campaigns.  With a growing interest in cloud computing, we are strengthening our engineering capabilities and solutions to best serve our customers and position ePlus to take advantage of opportunities to drive growth and gain market share.”

On January 31, 2011, ePlus announced that a jury in the United States District Court for the Eastern District of Virginia unanimously found that Lawson Software, Inc. (Lawson) infringed certain ePlus patents relating to electronic procurement systems and that all ePlus patent claims tried in the court were valid.  Subsequently, on May 24, 2011, ePlus announced that the district court had entered a permanent injunction, enjoining Lawson’s sales of its infringing software products, preventing Lawson from ongoing or future maintenance, training or installation of its infringing software products, and from publishing any literature or information that encourages the use or sale of its infringing products, and requiring Lawson to notify all of its customers who have purchased its infringing products of the terms of the injunction order.  Lawson has filed a motion to stay the injunction pending its appeal to the appellate court.  ePlus has opposed the motion to stay the injunction. The appellate court has yet to rule on the motion, and until it does, there is no way to predict the likely outcome of that motion. For the year ended March 31, 2011, legal and other fees related to the patent infringement litigation were $10.5 million, as compared to $5.2 million incurred the prior year.

During the year, ePlus received numerous awards and engineering certifications.  ePlus continues to be recognized by its partners and customers for outstanding performance.  Some of these include:

•	Won Cisco National SLED (state, local, and education) Partner of the Year at Cisco Partner Summit 2011 (March 2011)

•	Achieved Vblock™ Qualified Partner Status (March 2011)

•	ePlus Technology Received SAS 70 Type II Accreditation for Network Operations Center Services (February 2011)

•	Achieved HP PartnerONE Elite Status in Virtualization, Microsoft Unified Communications, and SAP (January 2011)

•	Received RSA SecurWorld™ Growth Partner of the Year Award at the 2010 EMC & RSA North America Partner Council (December 2010)

•	Achieved HP PartnerONE SMB Elite Status (April 2010)

•	Achieved HP PartnerONE Healthcare Elite Status (July 2010)

•	ePlus Technology Re-Certified as Gold Partner Status in Microsoft Partner Program (August 2010)

•	Named Microsoft 2010 New York Metro Partner of the Year (August 2010)

•
ePlus Technology Passed Cisco Quadruple Audit, Gained Four Re-Certifications for Gold Partner, Master Unified Communications Specialization, Master Security Specialization, and Managed Services Master Certification (October 2010)

In November 2010, ePlus completed the acquisition of Interchange Technologies, Inc. (ITI), a Tandberg Platinum Partner with advanced expertise in audio and video communication technologies.  In addition, ePlus immediately gained Tandberg Platinum Partner status, adding to its credentials as a Cisco TelePresence authorized technology provider as well as a Cisco Master Unified Communications specialization and Cisco WebEx certified collaboration solutions partner.  With the acquisition of ITI, ePlus gained the ability to provide customers a single source for a full spectrum of solutions and services in the teleconferencing, audio and video, unified communications (UC), and collaboration market space to meet their diverse business communications needs.

On June 4, 2011, ePlus acquired the business operations of NCC Networks, Inc. (NCC), a security-focused solutions provider that operates a Security Operations Center  located in metropolitan Chicago.  With the acquisition, ePlus expands its information security capabilities, providing a wider variety of security risk assessments including vulnerability, web application, wireless, and cloud-based security assessments.  NCC, which provides 24x7 security managed services, has numerous authorizations from leading security manufacturers and engineering expertise in cutting edge security technologies.  Combined with ePlus' Cisco Master Security specialization, ePlus and NCC can provide customers a full suite of security solutions and services including penetration testing and remediation services.

During the year, ePlus enhanced its senior management team and Board of Directors.  In April 2010, Mark Marron, ePlus’ National Vice President of Sales for the past six years, was named President of ePlus Technology and Chief Operating Officer of ePlus inc.  In July, John Callies joined the Board of Directors.  Mr. Callies is a former General Manager of IBM Global Financing with 34 years of experience at IBM.

Fourth Quarter Results
Sales of product and services totaled $201.1 million, an increase of $35.3 million or 21.3%, as compared to $165.8 million during the quarter ended March 31, 2010. The gross margin on products and services improved to 14.9% compared to 14.2% in the same quarter last year. The climate for IT spending continued to improve in the fourth quarter and for the fiscal year, as IT spending in most categories increased, driven by the general economic recovery, the deferral of IT spending by many customers in prior years, customer interest in cloud computing, and the positive return on investment that can be gained by virtualization technologies.  Lease revenue and fee and other income totaled $9.9 million, a decrease of $0.6 million compared to $10.5 million during the quarter ended March 31, 2010.

Selling, general, and administrative expenses, which includes professional and other fees, salaries and benefits, and general and administrative expenses, totaled $30.7 million, an increase of $4.6 million or 17.8%, as compared to $26.1 million during the quarter ended March 31, 2010. Professional and other fees increased by $1.4 million compared to the prior year, primarily due to legal fees related to the patent infringement lawsuit. Salaries and benefit expenses increased $2.5 million compared to the prior year, due to higher commissions and bonuses on increased sales, as well as slightly higher salary expenses. As of March 31, 2011, the Company had 725 employees, as compared to 661 employees as of March 31, 2010.

Interest and financing costs totaled $0.5 million, a decrease of $0.3 million compared to the prior year, due to lower non-recourse note balances. At March 31, 2011, non-recourse notes payable totaled $29.6 million, a decrease of 44.8%, compared to $53.6 million at March 31, 2010.

As of March 31, 2011, stockholders’ equity was $212.4 million, or $24.93 per share, and total cash and cash equivalents were $75.8 million.

During the three months ended March 31, 2011, ePlus repurchased 4,635 shares of its outstanding common stock at an average cost of $23.72 per share for a total purchase price of $0.1 million.

Fiscal Year Results
Sales of product and services totaled $816.8 million, an increase of $191.2 million or 30.6%, as compared to $625.6 million for the year ended March 31, 2010. The gross margin on products and services was 14.7%, up from 14.1% last year. Lease revenues and fee and other income totaled $46.1 million, a decrease of $1.6 million or 3.4%, compared to $47.7 million in the prior year.

Selling, general, and administrative expenses, which includes professional and other fees, salaries and benefits, and general and administrative expenses, totaled $114.3 million, an increase of $14.5 million or 14.5%, as compared to $99.8 million in the prior year.  The increase includes a 42.3% increase in professional and other fees to $15.4 million from $10.8 million last year, primarily due to higher legal fees resulting from the patent litigation.  Interest and financing costs decreased 38.0% or $1.5 million to $2.6 million, as compared to $4.1 million due to lower non-recourse note balances.  In addition, the fiscal year ended March 31, 2010 included a pre-tax non-cash goodwill impairment charge of $4.0 million.

During the year ended March 31, 2011, ePlus repurchased 134,888 shares of its outstanding common stock on the open market at an average cost of $17.97 per share for a total purchase price of approximately $2.4 million. Since the inception of our initial repurchase program on September 20, 2001 we have repurchased 3.9 million shares of our outstanding common stock on the open market at an average cost of $11.65 per share for a total purchase price of $45.8 million.

Percentage changes stated throughout this press release are calculated based upon numbers from the Company’s financial statements (stated in thousands of dollars), not on the rounded numbers used herein.  Investors are encouraged to read the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011 and the Company’s Form 10-Q for the quarter ended December 31, 2010.  Copies are available via the Company’s Web site at http://www.eplus.com, the SEC’s Web site at http://www.sec.gov, or by contacting the Company.

Conference Call Information
The Company will host a conference call on Thursday, June 9, 2011 at 11:00 a.m. (Eastern Time).  The call can be accessed live over the phone by dialing (877) 870-9226, or for international callers, (973) 890-8320.  Reference code: 69808768.  A live webcast will be available via the Company’s investor relations Web site at www.eplus.com.

A replay will be available shortly after the call and can be accessed by dialing (800) 642-1687, or for international callers, (706) 645-9291.  The passcode for the replay is 69808768.  The replay will be available through June 15, 2011.  The webcast will also remain available for replay via the Company’s investor relations page of its Web site.

Forward-Looking Statements
Statements in this press release that are not historical facts may be deemed to be “forward-looking statements.”  Actual and anticipated future results may vary materially due to certain risks and uncertainties, including, without limitation, possible adverse effects resulting from the recent financial crisis in the credit markets and general slowdown of the U.S. economy such as our current and potential customers delaying or reducing technology purchases, increasing credit risk associated with our customers and vendors, reduction of vendor incentive programs, the possibility of additional goodwill impairment charges, and restrictions on our access to capital necessary to fund our operations; the demand for and acceptance of, our products and services; our ability to adapt our services to meet changes in market developments; our ability to adapt to changes in the IT industry and/or rapid change in product standards; the possibility of defects in our products or catalog content data; our ability to hire and retain sufficient personnel; our ability to realize our investment in leased equipment; our ability to protect our intellectual property; our ability to consummate and integrate acquisitions; the creditworthiness of our customers; our ability to raise capital and obtain non-recourse financing for our transactions; our ability to reserve adequately for credit losses;  the impact of competition in our markets and other risks or uncertainties detailed in our reports filed with the Securities and Exchange Commission.  All information set forth in this press release is current as of the date of this release and ePlus undertakes no duty or obligation to update this information.

About ePlus inc.
ePlus is a leading provider of technology solutions.  ePlus enables organizations to optimize their IT infrastructure and supply chain processes by delivering world-class IT products from top manufacturers, professional services, flexible lease financing, proprietary software, and patented business methods.  Founded in 1990, ePlus has more than 700 associates in 20+ locations serving federal, state, municipal, and commercial customers.  The Company is headquartered in Herndon, VA.   For more information, visit http://www.eplus.com, call 888-482-1122, or email info@eplus.com.

ePlus® and ePlus products referenced herein are either registered trademarks or trademarks of ePlus inc. in the United States and/or other countries.  The names of other companies and products mentioned herein may be the trademarks of their respective owners.

ePlus inc. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of	As of
	March 31, 2011	March 31, 2010
	(in thousands)
ASSETS

Cash and cash equivalents	$ 75,756	$ 85,077
Accounts receivable - net	121,771	108,752
Notes receivable – net	5,843	1,991
Inventories – net	9,062	9,316
Investment in leases and leased equipment - net	118,308	153,553
Property and equipment - net	1,817	2,057
Other assets	38,415	27,312
Goodwill	18,604	17,573
TOTAL ASSETS	$ 389,576	$ 405,631

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Accounts payable - equipment	$ 7,250	$ 40,894
Accounts payable - trade	14,821	17,501
Accounts payable - floor plan	63,845	57,613
Salaries and commissions payable	8,065	5,763
Accrued expenses and other liabilities	49,414	42,887
Recourse notes payable	-	102
Nonrecourse notes payable	29,592	53,577
Deferred tax liability	4,227	1,803
Total Liabilities	177,214	220,140

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY

Preferred stock, $.01 par value; 2,000,000 shares authorized; none issued or outstanding	-	-
Common stock, $.01 par value; 25,000,000 shares authorized; 12,456,819 issued and 8,519,189 outstanding at March 31, 2011 and 11,917,129 issued and 8,123,508 outstanding at March 31, 2010	125	119
Additional paid-in capital	89,792	84,100
Treasury stock, at cost, 3,937,630 and 3,793,621 shares, respectively	(45,998)	(43,346)
Retained earnings	167,924	144,197
Accumulated other comprehensive income -
foreign currency translation adjustment	519	421
Total Stockholders' Equity	212,362	185,491
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 389,576	$ 405,631

ePlus inc. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS
	Year Ended		Three Months Ended
	March 31,		March 31,
	2011	2010	2011	2010
	(in thousands, except shares and per share data)
REVENUES

Sales of product and services	$ 816,813	$ 625,607	$ 201,084	$ 165,781
Lease revenues	35,367	38,107	7,566	8,253
Fee and other income	10,720	9,621	2,362	2,266
Patent settlement income	125	3,525	-	125

TOTAL REVENUES	863,025	676,860	211,012	176,425

COSTS AND EXPENSES

Cost of sales, product and services	696,370	537,128	171,086	142,185
Direct lease costs	9,212	10,676	2,369	2,405
	705,582	547,804	173,455	144,590

Professional and other fees	15,383	10,814	4,447	3,027
Salaries and benefits	84,247	74,612	22,136	19,594
General and administrative expenses	14,681	14,384	4,136	3,457
Impairment of goodwill	-	4,029	-	-
Interest and financing costs	2,564	4,135	497	836
	116,875	107,974	31,216	26,914

TOTAL COSTS AND EXPENSES	822,457	655,778	204,671	171,504

EARNINGS BEFORE PROVISION FOR INCOME TAXES	40,568	21,082	6,341	4,921

PROVISION FOR INCOME TAXES	16,841	8,337	2,785	1,391

NET EARNINGS	$ 23,727	$ 12,745	$ 3,556	$ 3,530

NET EARNINGS PER COMMON SHARE – BASIC	$ 2.89	$ 1.54	$ 0.43	$ 0.43
NET EARNINGS PER COMMON SHARE – DILUTED	$ 2.82	$ 1.50	$ 0.42	$ 0.42

WEIGHTED AVERAGE SHARES OUTSTANDING – BASIC	8,200,557	8,267,374	8,283,786	8,198,923
WEIGHTED AVERAGE SHARES OUTSTANDING – DILUTED	8,423,099	8,469,226	8,470,626	8,362,953